Subsidiaries

     Radio  One  Licenses,  Inc.,  a  Delaware  corporation,   is  a  restricted
subsidiary of Radio One, Inc. and does business under the following call letters:

         WKYS-FM
         WMMJ-FM
         WOL-AM
         WYCB-AM
         WERQ-FM
         WOLB-AM
         WWIN-FM
         WWIN-AM
         WPHI-FM

     WYCB Acquisition Corporation, a Delaware corporation, and Broadcast Holdings, Inc., a District of Columbia corporation, are unrestricted subsidiaries of Radio One, Inc., and does business under the following call letters:

         WYCB-AM